[SMITH & EGGLESTON, P.C. LETTERHEAD]




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Mid-Atlantic Community BankGroup, Inc.
Gloucester, Virginia


         We hereby consent to the use of our report, dated February 13, 1997, relating to the consolidated financial statements and schedules of Mid-Atlantic Community BankGroup, Inc., in the Prospectus constituting a part of this Registration Statement on Form SB-2 and to the reference to our firm under the heading "Experts" in such prospectus.


                           /s/ Smith & Eggleston, P.C.



Richmond, Virginia
April 18, 1997